EXHIBIT 99.1

Terra Tech Corp Reports Financial Results for the Third Quarter of 2018

IRVINE, CA – November 8, 2018 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced its Third Quarter financial results for the period ended September 30, 2018.

“During the third quarter of 2018 we implemented several strategic initiatives intended to drive long term growth and build value for shareholders,” commented Derek Peterson, Chief Executive Officer of Terra Tech. “We invested in our organic growth by working toward upgrading our IVXX® production facilities to optimize efficiency and output at our wholesale business. While this transition impacted revenues in the short term, these steps will allow us to increase production and achieve greater distribution throughout California, building a more defensible and scalable long term business model. To also position the IVXX brand for larger-scale sales and distribution within Nevada, we commenced cultivation activities at our Sparks, Nevada facility, which we own 50% in conjunction with NuLeaf. This was shortly followed by the commencement of IVXX production activities at our new Reno, Nevada facility, also co-owned by NuLeaf, which occurred late in the third quarter.

“Furthermore, we took several steps to streamline the operations of our Blüm™ retail dispensaries and maximize their potential sales growth. In particular, we sold our Western Avenue, NV, location and purchased a retail property in the heart of the booming Downtown Las Vegas trade area, which we plan to convert the building into a Blüm™ retail dispensary. In California, we continue to work toward completing the build out of vertically integrated cannabis facilities in San Leandro and Santa Ana, and were pleased to secure three vertically-integrated Phase I permits for the properties in Santa Ana,” continued Mr. Peterson.

“Not only is the U.S. market experiencing rapid growth, the emerging international opportunity is also becoming more and more evident. We are committed to advancing the business so that it is ready and able to be a market leader in this booming legal cannabis industry. To more rapidly grow our business to achieve the size and reach needed to take advantage of the major opportunity before us, we have been aggressively exploring potential M&A opportunities that can bring scale, new brands and product diversification to the business.

“To this end, we signed a non-binding letter of intent to merge with Golden Leaf Holdings subsequent to the quarter end. Golden Leaf operates seven retail stores, six of which operate under the “Chalice Farms” brand, in Golden Leaf’s home market, Oregon, as well as indoor/outdoor cultivation and production facilities. It also has a wide selection of wholesale products including cannabis infused “Golden” fruit chews, “Golden Tinctures” offered in orange, cherry, mint and strawberry flavors, “Golden Private Stash” distillate vape cartridges, and its Golden CBD product lines. Moreover, combining forces with Golden Leaf would give us an entry point into Canada’s market, strengthen our position in Nevada and enable us to benefit from multiple operational synergies, including product line synergies such as economies of scale and improved purchasing power,” concluded Mr. Peterson

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Financial Update

•	Total revenues generated for the quarter ended September 30, 2018 were approximately $7.1 million, compared with $10.1 million in the same period in 2017. This decrease was due to lower IVXX revenues due to the production facilities of IVXX currently being relocated to an upgraded facility that will facilitate an increase in production to support greater distribution throughout California. Project completion is estimated to be in the fourth quarter of 2018. Sales at Blüm Oakland and Blum Santa Ana at the dispensaries were impacted by higher California state excise tax rates effective January 1, 2018, which affected demand.

•	Gross margin for the quarter ended September 30, 2018 amounted to approximately 21.5%, compared to approximately 23.1% for the quarter ended September 30, 2017, primarily attributable to the cannabis segment.

•	Selling, general and administrative expenses for the quarter ended September 30, 2018 amounted to approximately $9.4 million, compared to approximately $6.2 million for the quarter ended September 30, 2017.

•	The net loss attributable to Terra Tech for the quarter ended September 30, 2018 was approximately $(13.7 million) or ($0.19) per share compared to a loss of approximately $(7.8 million) or ($0.16) per share for the quarter ended September 30, 2017.

•	The Company had $3.4 million in cash as of September 30, 2018, compared with $5.4 million as of December 31, 2017.

•	Stockholders’ equity for the quarter ended September 30, 2018 amounted to approximately $93.1 million, an increase of approximately $16.3 million compared to approximately $76.8 million as of December 31, 2017.

•	The Company had no short-term debt as of September 30, 2018. Long term debt was $13.8 million as of September 30, 2018, compared with $6.6 million as of December 31, 2017.

Business Update

Corporate

•	Signed a non-binding letter of intent (the “LOI”) to merge with Golden Leaf Holdings Ltd., a cannabis company with cultivation, production and retail operations built around recognized brands. Under the terms of the letter of intent, a wholly owned subsidiary of Terra Tech will amalgamate with Golden Leaf, with the resulting amalgamated corporation being a wholly owned subsidiary of Terra Tech.

California:

•	Completed a $5 million investment in Hydrofarm Holdings Group, Inc. (“Hydrofarm”), one of the leading independent providers of hydroponics products in North America. Hydrofarm is based in Petaluma, California with ~300 employees globally. It recorded over $250 million in revenues in 2017.

•	Partnered with the Valiente Group, a beverage production company that specializes in cannabis infusion, to produce a line of cannabis-infused beverages under the IVXX brand.

•	Oakland: The Company’s Blüm, Oakland dispensary continued to focus on the adult use market, however sales were impacted by higher California state excise tax rates. To prepare for a ramp in demand as a result of the legalization of adult-use cannabis, Terra Tech continued constructing a 13,000 square foot cultivation facility in Hegenberger, Oakland which has the capacity to produce up to one metric ton, or 2,000 pounds, of cannabis per year. The facility is expected to be fully operational by the end of 2018.

•	San Leandro: The Company continued construction of a Blüm dispensary and extraction facility, both of which are expected to open in December 2018.

•	Santa Ana: The City of Santa Ana granted Terra Tech’s East Dyer Road, East Carnegie Avenue and South Tech Center Drive locations vertically-integrated Phase I permits. These permits allow the Company to commence development of cultivation, manufacturing and distribution capabilities at these locations. Moreover, all three locations have retail licenses in place.

The Company secured a 25% ownership in The Healing Tree Collective, Inc., a California based permitted dispensary.

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Nevada:

•	Following approval from the State of Nevada, the Company commenced cannabis cultivation at its new Sparks facility in July, which was built out in the first half of 2018 in conjunction with NuLeaf Sparks.

•	In October, the Company completed the sale of substantially all of the assets of its cannabis dispensary located at 1921 Western Avenue in Las Vegas, to Exhale Brands Nevada, for a total consideration of $6,250,000 plus value of any inventory. This did not impact the Company’s results for the quarter ended September 30, 2018.

Edible Garden

•	Selected by Stop & Shop and Giant-Landover to supply organic leafy greens to their retail outlets. The first orders of Edible Garden’s organic leafy greens to both new customers will be shipped in the fourth quarter of 2018.

Conference Call

The company will also host a conference call today, Thursday, November 8, 2018 at 4:30 PM Eastern Time.

Dial-In Number:	1-857-232-0157
Access Code:	422095

Derek Peterson, Chairman and CEO of Terra Tech Corp., will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with ‘TRTC Question’ in the subject line. Mr. Peterson will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at http://smallcapvoice.com/blog/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Total Revenues	$7,083,225	$10,121,375	$24,416,768	$24,788,704
Cost of Goods Sold	5,559,520	7,786,437	19,037,200	20,588,330

Gross Profit	1,523,705	2,334,938	5,379,568	4,200,374

Selling, General and Administrative Expenses	9,404,945	6,238,110	25,829,863	18,653,697

Loss from Operations	(7,881,240)	(3,903,172)	(20,450,295)	(14,453,323)

Other Income (Expense):
Amortization of Debt Discount	(498,961)	(490,068)	(1,384,641)	(1,616,338)
Impairment of Property	-	(138,037)	-	(138,037)
Loss on Extinguishment of Debt	(4,257,029)	(1,373,538)	(12,115,752)	(4,052,133)
Gain (Loss) on Fair Market Valuation of Derivatives	(103,600)	(1,475,900)	524,400	1,122,050
Interest Expense, Net	(425,160)	(119,650)	(1,016,160)	(407,993)
Share of Loss in Joint Venture	(439,354)	-	(439,354)	-
Loss on Fair Market Valuation of Contingent Consideration	-	-	-	(4,426,047)
Gain on Settlement of Contingent Consideration	-	-	-	4,991,571

Total Other Income (Expense)	(5,724,104)	(3,597,193)	(14,431,507)	(4,526,927)

Net Loss	(13,605,344)	(7,500,365)	(34,881,802)	(18,980,250)
Net Income (Loss) Attributable to Non-Controlling Interest	64,460	292,568	247,925	(621,560)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(13,669,803)	$(7,792,933)	$(35,129,726)	$(18,358,690)

Net Loss Per Common Share Attributable to Terra Tech Corp. Common Stockholders – Basic and Diluted	$(0.19)	$(0.16)	$(0.51)	$(0.44)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	73,213,387	48,024,423	68,917,828	41,610,209

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS

Current Assets:
Cash	$3,418,991	$5,445,582
Accounts Receivable	890,123	959,698
Notes Receivable	-	5,010,143
Inventory	3,599,066	5,760,019
Assets Held for Sale	856,233	-
Prepaid Expenses and Other Current Assets	781,373	1,067,689

Total Current Assets	9,545,786	18,243,131

Property, Equipment and Leasehold Improvements, Net	36,888,848	19,191,616
Intangible Assets, Net	20,411,936	27,773,110
Goodwill	35,172,508	28,921,260
Other Assets	630,200	4,058,682
Other Investments	11,995,379	-

TOTAL ASSETS	$114,644,657	$98,187,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Expenses	$5,492,742	$5,444,710
Derivative Liabilities	2,222,000	9,331,400

Total Current Liabilities	7,714,742	14,776,110

Long-Term Liabilities:
Long-Term Debt, Net of Discounts	13,828,345	6,609,398

Total Long-Term Liabilities	13,828,345	6,609,398

Total Liabilities	21,543,087	21,385,508

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, Convertible Series A, Par Value 0.001:
100 Shares Authorized as of September 30, 2018 and December 31, 2017; 12 and 8 Shares Issued and Outstanding as of September 30, 2018 and December 31, 2017, respectively	-	-
Preferred Stock, Convertible Series B, Par Value 0.001:
49,999,900 Shares Authorized as of September 30, 2018 and December 31, 2017; 0 Shares Issued and Outstanding as of September 30, 2018 and December 31, 2017	-	-
Common Stock, Par Value 0.001:
990,000,000 Shares Authorized as of September 30, 2018 and December 31, 2017; 77,913,801 and 61,818,560 Shares Issued and Outstanding as of September 30, 2018 and December 31, 2017, respectively	77,914	61,819
Additional Paid-In Capital	232,528,404	181,357,715
Accumulated Deficit	(140,678,329)	(105,548,602)

Total Terra Tech Corp. Stockholders’ Equity	91,927,989	75,870,932
Non-Controlling Interest	1,173,581	931,359

Total Stockholders’ Equity	93,101,570	76,802,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$114,644,657	$98,187,799

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